MEMORANDUM OF UNDERSTANDING

DATE: APRIL 21ST , 2000

BETWEEN: Perfusion Systems, Inc. ("PSI")

a Nevada corporation

502 East John Street

Carson City, Nevada 89706

OF THE FIRST PART

AND: Bio-Preserve International Corporation ("BIPN")

a Nevada corporation

2889 152nd Ave. NE Suite B

Redmond, WA 98052

OF THE SECOND PART

WHEREAS PSI is a corporation, validly existing and duly authorized to execute this Memorandum of Understanding, engaged in providing consulting services that has accrued or will accrue assets which are of value to BIPN;

WHEREAS the shareholders of PSI are desirous of acquiring an equity interest in BIPN;

WHEREAS BIPN is desirous of acquiring all of the outstanding equity of PSI; now therefore,

In Consideration of the mutual terms, conditions, covenants, warranties, obligations and detriments set out herein, the parties to this Memorandum of Understanding now agree as follows:

Definitions.

"Agreement" means this Memorandum of Understanding, together with all exhibits, schedules and attachments.

"BIPN Stock" means shares of common voting stock of BIPN, per share par value of $0.001, free and clear of any liens, claims, pledges, encumbrances, restrictions on transferability, defect of title, charge or claim of any nature whatsoever. The certificates representing the BIPN Stock shall be in negotiable form, in form acceptable to the Transfer Agent and counsel for PSI.

"Closing" or "Closing Date" means the date and time as of which the issuance of shares of BIPN Stock actually takes place and consideration is given.

"Financial Statements" mean the financial statements of BIPN prepared in accordance with GAAP, consisting of (i) unaudited financial statements of BIPN for the last two fiscal years; and (ii) unaudited statements for any interim period as of the end of BIPN's most recent fiscal quarter.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PSI Shares" means up to one hundred seventy-four million (174,000,000) shares of common voting stock, per share par value of $0.0001, which shall represent one hundred percent (100%) of the outstanding stock in all classes of PSI, and which shall be free and clear of any liens, claims, pledges, encumbrances, restrictions on transferability, defect of title, charge or claim of any nature whatsoever at the time of closing.

"Transfer Agent" means BIPN or any other entity designated to transfer BIPN securities.

Term of Agreement. This Agreement shall be in effect from the date first set out above and extended in the first period for one hundred twenty (120) days thereafter. If, however, a material event occurs or a material fact or issue comes to light, then the term of this agreement shall be extended by the time it takes to resolve such event, fact or issue. This term may also be extended for one or more additional periods of ninety (90) days each as may be mutually agreed between the parties upon a written confirmation thereof.

This agreement may be unilaterally terminated by BIPN, at BIPN's option, in event of any one of the following:

a) Interim financing as described herein is not provided within fifteen (15) days of scheduling. Termination under this section may be done without notice;

b) PSI is unable to establish a minimum valuation of $500,000 USD. This section shall take effect automatically at the end of the Term of this Agreement.

c) PSI materially breaches this Agreement. BIPN shall provide written notice of PSI's breach, and this Agreement shall automatically terminate fifteen (15) days thereafter if the breach has not been cured to the satisfaction of BIPN.

This agreement may be unilaterally terminated by PSI, at PSI's option, in event of any one of the following:

a) BIPN files for protection under the Bankruptcy Laws of the United States, or is otherwise the subject of an involuntary bankruptcy.

b) BIPN files an action that seeks the appointment of a receiver, or a receiver is otherwise appointed.

c) BIPN is prohibited by law from consummating the exchange.

d) BIPN is dissolved, by its own resolution or by the actions of a court of competent jurisdiction.

The Exchange. At Closing and subject to a Plan and Agreement of Exchange between BIPN, PSI and the PSI shareholders, BIPN shall issue up to a total of 174,000,000 shares of BIPN Stock and exchange such shares on a one for one basis for all issued and outstanding PSI Shares (the "Share Exchange"). The PSI shareholders, prior to Closing, shall have each executed a subscription agreement with PSI pursuant to Regulation S of the Securities Act of 1933 (the "1933 Act") and a Plan and Agreement of Exchange substantially in the form as attached hereto as ScheduleA.

Registration of BIPN Stock. After Closing, BIPN shall use its best efforts to effect a registration of the BIPN Stock in order that such shares become unrestricted and "free-trading" as soon as possible.

Value of Exchange. At Closing, PSI shall have assets worth $870,000 USD, less the cumulative total of the following:

a) Prior advanced sums. The $870,000 asset requirement may be reduced by any amounts previously loaned to BIPN as evidence by a fully executed Promissory Note in the form attached hereto as Exhibit A;

b) Lien purchases. The $870,000 asset requirement may be reduced by $210,000 if PSI has acquired the first position priority secured lien on BIPN assets held by Allied Resources, Inc. (the "Allied Lien"), and by $190,000 if PSI has acquired the second position secured lien on BIPN assets held by NextPath Technologies, Inc. (the "NextPath Lien");

Intent of the parties. The share exchange valuation is intended to reflect an $870,000 USD valuation of PSI's assets. The failure to achieve an $870,000 valuation under the express terms of this Article shall not be fatal to the proposed transaction. In no event will the shares of BIPN Stock be exchanged at a value of no less than $0.005 per share.

Representations And Warranties Of BIPN. BIPN represents and warrants to PSI as follows that the statements contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section), except as set forth in the disclosure schedule accompanying this Agreement as Schedule B and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered paragraphs contained in this Section.

(a) The authorized capital stock of BIPN consists of: (i) 200,000,000 shares of BIPN Common Stock, of which, on the date of this Agreement 67,747,009 shares are issued and outstanding, of which 35,000,000 are intended to be canceled by a properly constituted BIPN Board of Directors' Resolution.

(b) The execution and delivery to PSI by BIPN of this Agreement, constitutes the legal, valid, and binding obligation of BIPN, enforceable against BIPN in accordance with its respective terms. BIPN has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and any of BIPN's closing documents, if required, and to perform his obligations under this Agreement and BIPN's closing documents.

(c) To the best of BIPN's knowledge, information and belief, neither the execution and delivery of this Agreement nor the compliance with and fulfillment of the terms and provisions of this Agreement:

(i) will result in the breach of any term or provision of, or constitute a default under or conflict with the charter documents, Articles of Incorporation or Bylaws of BIPN;

(ii) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon BIPN, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

(d) BIPN is not or will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of its terms and provisions.

(e) All of the outstanding equity securities of BIPN have been duly authorized and validly issued and are fully paid and nonassessable.

(f) BIPN and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

(g) BIPN will make its best efforts to deliver the Financial Statements to PSI as soon as practicable, whether prior to the Closing Date or after Closing. When presented to PSI, the Financial Statements will present fairly the financial position and results of operations of BIPN as of the dates and for the periods indicated therein in accordance with GAAP; provided, however, that the unaudited financial statements for interim periods may be subject to normal adjustments of a type consistent with prior years and may be presented without footnotes and certain financial statement disclosures normally required under GAAP.

(h) To the best of BIPN's knowledge, BIPN has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security taxes. There is no unfair labor practice charge, complaint, or other action against BIPN pending or, to BIPN's best knowledge, threatened before any labor relations board and BIPN is not subject to any order to bargain by any labor relations board.

(i) To the best of its knowledge, information and belief, BIPN is not now, and at all times has not been in violation of or liable under, any environmental law. BIPN has no basis to expect, nor has any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which BIPN has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by PSI. There are no pending, or to the knowledge of BIPN threatened, claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the facilities or any other properties and assets in which BIPN has or had an interest.

(j) To the best of BIPN's knowledge there are no current, pending or threatened claims or legal proceedings against BIPN other than as disclosed in Schedule C to this Agreement. In particular:

    There is no pending proceeding that has been commenced against BIPN and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To BIPN's knowledge, no such proceeding has been threatened, other than as disclosed in Schedule C to this Agreement.

    There is no pending legal proceeding that has been commenced by or against BIPN or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by BIPN, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To the knowledge of BIPN no such proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding, other than as disclosed in Schedule C to this Agreement.

(k) The Board of Directors of BIPN has passed a resolution authorizing the issuance of the Shares.

Representations And Warranties Of PSI

(a) PSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b) This Agreement constitutes the legal, valid, and binding obligation of PSI, enforceable against PSI in accordance with its terms. PSI has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder unless otherwise stated in this Agreement.

(c) Neither the execution nor the delivery of this Agreement, nor the compliance with and fulfillment of its terms and provisions:

      will result in the breach of any term or provision of, or constitute a default under or conflict with the Articles of Incorporation or Bylaws of PSI; and

      is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon PSI, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

(d) There is no pending proceeding that has been commenced against PSI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To PSI's knowledge, no such proceeding has been threatened.

(e) There is no pending legal proceeding that has been commenced by or against PSI or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by PSI, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To the knowledge of PSI no such proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

(f) All stock of PSI in any and all classes, issued and outstanding, has been validly issued pursuant to a Registration Statement duly filed with the Securities Exchange Commission, or pursuant to an Exemption from Registration with the Securities Exchange Commission and in compliance with the securities laws of any foreign country, Province or State where any PSI Shareholder may reside.

Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

(a) Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

(b) From the date of this Agreement BIPN will:

    Give any notices to third parties and obtain any third party consents that PSI may request in connection with this Agreement.

    Grant PSI, its agents, employees, accountants and attorneys, full access to, and the opportunity to examine and make copies of, all such books, records, documents, instruments and papers of and pertaining to BIPN as PSI may request.

    Without the express written consent of PSI, not engage in any transaction other than as contemplated by or described in this Agreement, except in the ordinary course of business; and

    Maintain all governmental and nongovernmental permits, licenses consents, approvals and waivers necessary for its continued existence.

(c) From the date of this Agreement BIPN will use its best efforts to preserve intact the current business organization of BIPN, keep available the services of the current officers, employees, and agents of BIPN, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with BIPN.

(d) From the date of this Agreement BIPN will otherwise report to PSI concerning any material change in the status of the business, operations, and finances of BIPN. BIPN will promptly notify PSI in writing if (i) BIPN becomes aware of any fact or condition that causes or constitutes a breach of any of BIPN's representations and warranties as of the date of this Agreement, or (ii) if BIPN becomes aware of the occurrence after the date of this Agreement of any fact or condition that would, except as expressly contemplated by this Agreement, cause or constitute a breach of any such representation or warranty had the representation or warranty been made as of the time of occurrence or discovery of the fact or condition.

(e) PSI shall provide all documents and other evidence as requested by BIPN of its compliance with the securities laws of all jurisdictions where PSI stock has been sold, including without limitation, all subscription agreements, all offering memoranda, all SEC or Blue Sky registrations, filings, fee payments, or exemption filings.

Conditions Precedent To PSI's Obligation To Close. The obligation of PSI to effect the share exchange contemplated by this Agreement shall be subject to performance and compliance by BIPN of each and all of the covenants and agreements of BIPN contained in this Agreement and to the satisfaction of each and all of the following conditions precedent:

(a) The representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(b) BIPN shall have performed and complied with all of their covenants stated in this Agreement in all material respects through the Closing Date.

(c) There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(d) PSI, or its designate, shall have acquired the indebtedness, or the shares issued upon conversion of such indebtedness, of the Allied Lien and the NextPath Lien.

The parties acknowledge that the foregoing conditions precedent are for the benefit of PSI and may be waived at PSI's option.

Closing Documents. PSI and its shareholders shall deliver at Closing the following documents:

(a) the Articles of Incorporation and Articles/Bylaws of PSI and any amendments thereto;

(b) the minute book of PSI containing all of the records required to be set forth in such records including, but not limited to, all proceedings, consents, actions and meetings of the stockholder and Board of the Directors of PSI;

(c) the stock transfer books of PSI setting forth all transfers of PSI Stock;

(d) all presently held records, correspondence, reports, notifications, permits, pending permit applications, licenses and pending license applications, environmental impact studies, assessments and audits and all notifications from governmental agencies and any other person or entity and all other documents of PSI;

(e) all other material data and information concerning the business, finances and properties of PSI; and

(f) complete and correct copies of all contracts, instruments and documents referred to in this Agreement.

Interim financing. PSI, its delegates, agents, operatives or assigns, shall provide in consideration for a binding, standstill, non-circumvention clause contained herein, interim financing in an amount of at least $25,000 per month, beginning on April 1, 2000, and continuing through the Closing. This interim financing shall be disbursed by BIPN as indicated in Schedule D to this Agreement and shall be evidenced by means of one or more Promissory Note(s) in the form attached hereto as Exhibit A. The parties acknowledge that BIPN has already received the sum of $55,000 in interim financing pursuant to this memorandum of understanding.

Standstill/Non-Circumvention. During the Term of this Agreement BIPN shall not, unless it has received the prior written consent of PSI, do any of the following:

(a) make any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business or prospects of BIPN;

(b) damage, destroy or lose the properties (whether owned or leased) or business of BIPN;

(c) change the authorized capital of BIPN or grant any subscriptions, options, warrants, puts, calls, conversion rights or other commitments related to its equity interests other than as detailed herein;

(d) declare or pay any dividend or distribute in respect of the capital stock of BIPN or make any direct or indirect redemption, purchase or other acquisition of any of the capital stock of BIPN;

(e) increase the compensation, bonus, sales commissions or fee arrangements payable or to become payable by BIPN to any of its officers, directors, employees, consultants or agents;

(f) cause a work interruption, labor grievance or claim to be filed;

(g) sell or transfer of, or enter into any agreement to sell or transfer, any material assets, property or rights of BIPN to any person not in the ordinary course of the business of BIPN;

(h) cancel or agree to cancel any indebtedness or other obligation owing to BIPN;

(i) plan, agree or arrange to grant any preferential right to purchase or acquire any interest in any of the assets, property or rights of BIPN;

(j) purchase or acquire by use of a third party any property, rights or assets of BIPN other than in the ordinary course of business;

(k) waive any rights or claims of BIPN;

(l) breach, amend or terminate any material contract, license, permit or other agreement to which BIPN is a party other than in the ordinary course of business;

(m) transact outside the ordinary course of business;

(n) amend its Articles of Incorporation or Bylaws;

    allow any other material occurrence, event, incident, action to take place outside the ordinary course of business of BIPN;

    issue any shares of its common stock of any class (whether out of stock now authorized but unissued, stock held in its treasury, or stock hereafter created or authorized), or become committed so to do;

    split-up, combine, or reclassify any of its outstanding stock, or become committed so to do;

    grant or issue any options, warrants or rights to acquire, or any security convertible into or exchangeable for or which in any manner confers on the holder thereof the right to acquire, any shares of any class its capital stock, or become committed so to do;

    purchase, redeem, or otherwise acquire for a consideration any shares of its capital stock of any class, or become committed so to do;

    declare or pay any dividend on, or make any other distribution or payment with respect to, any share or shares of its capital stock of any class, or become committed so to do;

    create, incur or otherwise become directly or indirectly liable (whether as endorser, guarantor, surety or otherwise) for any indebtedness, or become committed so to do make any investment (whether by acquisition or stock, capital contribution, or otherwise) in, or loan or advance to, any Person whatsoever, or become committed so to do;

    grant any new salary or other compensation to any Person or become committed to do so; or

    enter into any employment agreement with any Person whatsoever.

Taxes. BIPN makes no warranty, representation, covenant, opinion or statement as to the tax consequences of this proposed transaction, and both parties agree to be responsible for their own tax issues.

Mutual Indemnification. BIPN agrees to indemnify, defend and hold harmless PSI (and its officers, directors, and employees) and PSI agrees to indemnify, defend and hold harmless BIPN (and its officers, directors and employees), from and against all liabilities, claims, damages, actions, suits, proceedings, demands, losses, costs and expenses whatsoever (including specifically, but without limitation, court costs, reasonable attorneys' fees and expenses, and reasonable expenses of investigation) which result, either before or after the date of this Agreement, from:

(a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties set forth herein or in the Schedules, exhibits or certificates attached hereto or delivered at the Closing pursuant hereto;

(b) non-fulfillment or nonperformance of any agreement or covenant made in this Agreement; and

(c) except as otherwise disclosed herein, the existence of liabilities in excess of the liabilities represented by the parties hereto on their respective financial statements.

Arbitration. In the event there is any dispute, other than any matter involving the securities laws of the United States, between the parties hereto arising out of or relating to this Agreement and the parties hereto cannot resolve such dispute themselves, the parties hereto agree to refer and submit such dispute to the American Arbitration Association, (the "Association"), for arbitration, and any such proceeding shall be conducted in Carson City, Nevada. Any such arbitration shall be before a panel of three (3) arbitrators and shall be conducted in accordance with the rules of the Association, except that the parties shall be permitted discovery prior to any hearing in accordance with the Federal Rules of Civil Procedure, and the Federal Rules of Evidence and Federal Rules of Civil Procedure shall apply at any hearing. No arbitrator shall have any connection to the parties to this Agreement. The arbitrators shall have the right to award or include in their award any relief they deem proper, including without limitation, money damages, interest, specific performance, attorneys fees, cost and expenses incurred, but not exemplary or punitive damages. The award decision of the arbitrators shall be conclusive and binding upon all parties and may be entered in any court of competent jurisdiction. The parties agree to bring all claims in this arbitration which relate to the original claim. This provision shall continue after any expiration or termination of this Agreement.

Assignment; Binding Effect; Amendment. This Agreement and the rights hereunder may not be assigned (except by operation of law or by written permission given by PSI) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the parties hereto. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

Entire Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind.

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Headings. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Time. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, by facsimile or otherwise, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier.

Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

Expenses. BIPN will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and its terms and conditions, including all fees and expenses of agents, representatives, counsel, and accountants.

Further Information and Documents. The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

Facsimile Execution. The parties hereto shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement as due execution and delivery of this Agreement by the party effecting such delivery so as to bind such party in accordance with the terms hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"BIPN" "PSI"

/s/ Nicolas G. Loebel /s/ Signed

Dr. Nicolas Loebel, President Ian Middleton, President

Bio-Preserve International Corporation Perfusion Systems, Inc.

SCHEDULE A

PLAN AND AGREEMENT OF EXCHANGE

Schedule B - Disclosure Statement

Representations and Warranties of BIPN that are not Correct and Complete

Schedule C - List of Current, Pending or Threatened Claims or Legal Proceedings Against BIPN

SCHEDULE D

USE OF PROCEEDS

EXHIBIT A

PROMISSORY NOTE